Exhibit 99.1

IBC Files Chapter 11 Case; Receives Commitment for $200 million in DIP Financing; Tony Alvarez Named CEO

KANSAS CITY, Mo.--(BUSINESS WIRE)--Sept. 22, 2004--Interstate Bakeries Corp. (NYSE:IBC) said today that, in order to provide it with the necessary time to complete an operational and financial restructuring, it and its operating subsidiaries have filed cases under Chapter 11 of the Bankruptcy Code.

Concurrent with the filing, the company said that, subject to Court approval, it has received a commitment for $200 million in debtor-in-possession financing from JPMorgan Chase Bank to fund post-petition operating expenses, supplier and employee obligations. The company said that it would continue to operate its bakeries, outlet stores and distribution centers and deliver its products, which include Wonder(R), Merita(R) and Butternut(R) breads; Drake's(R), Twinkies(R) and Hostess(R) cakes to retail outlets across the country in the normal course.

Separately, the company announced that its Board of Directors had named nationally recognized turnaround experts, Tony Alvarez as chief executive officer and John Suckow as chief restructuring officer. Mr. Alvarez co-founded and is co-chief executive and Mr. Suckow is a managing director of the global corporate advisory and turnaround management services firm Alvarez & Marsal, Inc. In addition, Director Leo Benatar was elected non-executive Chairman of the company's Board of Directors. James R. Elsesser, the company's former chairman and CEO, resigned both positions effective today.

IBC cited liquidity issues, resulting from declining sales, a high fixed-cost structure, excess industry capacity, rising employee healthcare and pension costs and higher costs for ingredients and energy, as major factors in its decision to file.

"IBC has some of the most recognizable and popular baked breads and sweet goods brands in the nation," said Mr. Alvarez. "By filing for protection under Chapter 11 and obtaining the DIP financing, the company should have the liquidity, time and resources necessary to thoroughly identify, assess and address the issues that will enable this company to be successful in the future."

Mr. Alvarez said that the company expects day-to-day operations to continue as usual during the reorganization and that management has sought authority from the Bankruptcy Court to pay employees and honor benefits without interruption or delay.

"DIP financing and the protections afforded under the Bankruptcy Code provide the liquidity to ensure payment to vendors for post-petition purchases in the ordinary course," Mr. Alvarez said.

The filing occurred in U.S. Bankruptcy Court for the Western District of Missouri in Kansas City. Details regarding the filing can be found at (www.mow.uscourts.gov).

Interstate Bakeries Corporation is the nation's largest wholesale baker and distributor of fresh baked bread and sweet goods, under various national brand names, including Wonder(R), Hostess(R), Dolly Madison(R), Baker's Inn(R), Merita(R) and Drake's(R). The Company, which is headquartered here, employs approximately 32,000 in 54 bakeries, more than 1,000 distribution centers and 1,200 thrift stores throughout the U.S.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time, including the motions filed with the Company's first day papers to approve, among other things, the DIP facility; the ability of the Company to operate pursuant to the terms of the DIP facility; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; potential adverse publicity; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan, including the implementation of the systems optimization and re-engineering program; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic renegotiation of union contracts; finalization of the independent audit of the consolidated financial statements for the year ended May 29, 2004, or reviews of the restated condensed consolidated financial statements as and for the periods ended November 15, 2003 and as of and for the forty week period ended March 6, 2004; the results of a Securities and Exchange Commission investigation concerning the Company's financial statements following the Company's announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the Company's manner of setting its workers' compensation and other reserves; the delayed filing with the Securities and Exchange Commission of our annual report on Form 10-K for the fiscal year ended May 29, 2004; successful resolution of any deficiencies in the Company's newly implemented financial reporting systems; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; any inability to protect our intellectual property rights; further consolidation in the food retail industry; future product recalls or safety concerns; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

CONTACT:
Sitrick And Company Sandra Sternberg (Media Contact), 816-502-4215or Restructuring Information Line, 866-270-4314